EXHIBIT 99.1

Tianjin Securay Technology Co., Ltd

(established in the People’s Republic of China
with limited liability)

Auditors’ Report and Financial Statements For the years ended December 31, 2006 & 2005

Report of Independent Registered Public Accounting Firm
The Board of Directors
Tianjin Securay Technology Co., Limited
We have audited the accompanying balance sheets of Tianjin Securay Technology Co., Limited (the “Company”) as of December 31, 2006, 2005 and the related statements of operations and other comprehensive income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of Tianjin Securay Technology Co., Limited as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements of year 2006 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Board of Directors of the Company passed a resolution in October 2006 to liquidate the Company. The financial statements included adjustments that might result from liquidation.
/s/ BDO Shanghai Zhonghua

Shanghai, P. R. China
March 9, 2007

TIANJIN SECURAY TECHNOLOGY CO., LIMITED

BALANCE SHEETS
(Amount expressed in US$)

	Note	December 31, 2006	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	4	$352,000	$165,000
Accounts receivables	5	2,000	67,000
Prepayments		—	32,000
Other receivable		10,000	—
Inventory	6	—	65,000
Prepaid expenses and other		—	90,000
Amounts due from related-parties		93,000	—

Total current assets		457,000	419,000

Property and equipment, net	7	164,000	311,000
Intangible assets, net	8	803,000	874,000

Total assets		$1,424,000	$1,604,000

Current Liabilities
Accounts payable		$—	$5,000
Tax payable	9	79,000	(15,000)
Accrued expenses		138,000	2,000
Amounts due to related-parties		192,000	—

Total current liabilities		409,000	(8,000)

Total Liabilities		409,000	(8,000)

Commitments and contingencies	11

Shareholders’ equity
Paid-in capital		1,579,000	1,579,000
Additional paid-in capital		395,000	395,000
Accumulated other comprehensive income		86,000	44,000
Accumulated deficit		(1,045,000)	(406,000)

Total stockholders’ equity		1,015,000	1,612,000

Total liabilities and stockholders’ equity		$1,424,000	$1,604,000

See the accompanying notes to the financial statements

TIANJIN SECURAY TECHNOLOGY CO., LIMITED

STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
(Expressed in US$)

	Note	Year 2006	Year 2005
Net sales
Sales to related party – Aegison	10	$48,000	$71,000
Sales to 3rd party		320,000	78,000
Cost of sales		422,000	217,000

Gross loss		(54,000)	(68,000)

G&A expenses		544,000	346,000

Operating expenses		544,000	346,000

Loss from operations		(598,000)	(414,000)

Interest (income), net of expense		(1,000)	(4,000)
Other income		—	23,000
Other expense		42,000	—

Loss before income tax		(639,000)	(387,000)

Income tax		—	—

Net loss		$(639,000)	$(387,000)

Comprehensive loss:
Net loss		$(639,000)	$(387,000)
Translation adjustment for current year		42,000	44,000

Comprehensive loss		$(597,000)	$(343,000)

See accompanying notes to the financial statements

TIANJIN SECURAY TECHNOLOGY CO., LIMITED

STATEMENTS OF CASH FLOWS
(Express in US$)

	Year 2006	Year 2005
Cash flows from operating activities:
Net loss	(639,000)	(387,000)
Adjustment to reconcile net loss to cash used in operating activities:
Depreciation and amortization	101,000	118,000
Gain on disposal of P,P&E	(1,000)	—
Changes in current assets and liabilities
Accounts receivables	64,000	(6,000)
Inventory	64,000	(64,000)
Prepayment	32,000	165,000
Other receivables	63,000	(69,000)
Prepaid expenses	18,000	(2,000)
Accounts payable	(5,000)	5,000
Tax payable	95,000	(15,000)
Accrued expenses	136,000	1,000

Net cash used in operating activities	(72,000)	(254,000)

Cash flows from investing activities:

Purchase of property and equipment	(6,000)	(221,000)
Net cash received from disposal of P,P&E	223,000	—

Net cash provided by (used in) investing activities	217,000	(221,000)

Effects of exchange rate changes on cash and cash equipments	42,000	44,000

Net increase (decrease) in cash and cash equivalents	187,000	(431,000)

Cash and cash equivalents, beginning of the year	165,000	596,000

Cash and cash equivalents, ending of the year	352,000	165,000
See accompanying notes to the financial statements

TIANJIN SECURAY TECHNOLOGY CO., LIMITED

STATEMENTS OF CHANGES IN EQUITY
(Express in US$)

			Accumulated
			other
		Additional paid-in	comprehensive
	Paid-in capital	capital	income	Retained deficit	Total
Balance at December 31, 2004	$1,579,000	$395,000	$—	$(19,000)	$1,955,000

Net loss	—	—	—	(387,000)	(387,000)

Translation adjustment	—	—	44,000	—	44,000

Balance at December 31, 2005	1,579,000	395,000	44,000	(406,000)	1,612,000

Net loss	—	—	—	(639,000)	(639,000)

Translation adjustment	—	—	42,000	—	42,000

Balance at December 31, 2006	$1,579,000	$395,000	$86,000	$(1,045,000)	$1,015,000

TIANJIN SECURAY TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2006 AND 2005
NOTE 1 - Organization
Tianjin Securay Technology Co., Ltd.(hereafter referred as “the Company”) was established as a joint venture enterprise by Infotec Investment Co., Ltd. Tianjin, Tianjin Aegison Technology Co., Ltd. and Lubing on July 8, 2003 and the Company obtained its business license with No.1201932004302 issued by Tianjin Administration of Industry and Commerce. The registered office of the Company is located at Room 401 Building F8 No.6 Erwei Road, Huayuan Industrial Area, Tianjin. The registered capital of the company is RMB 13,070,000. The principal activities of the Company are developing and providing consulting service for electronic information software instrument; selling of electronic equipment and manufacturing of digital video storage transmission equipment.
NOTE 2 - Summary of Significant Accounting Policies
Accounting policy
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).
Foreign Currency Translation and Transactions
The Renminbi (“RMB”), the national currency of the People’s Republic of China (“PRC”), is the primary currency. The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes.
The Company translates the assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet dates, and the statements of operation are translated at the average rate during the reporting period. Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in shareholders’ equity as part of accumulated comprehensive income-translation adjustment. Gains or losses resulting from transactions in currencies other than RMB are reflected in income for the reporting period.
Cash and Cash Equivalents
Cash and cash equivalents represent cash on hand, cash in banks and highly liquid investment having original maturities of three months or less.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of December 31, 2006, substantially all of the Company’s cash was held at a major financial institution located in the PRC, which management believes is of high credit quality.
Revenue recognition
The Company recognizes revenue when the persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectability is reasonable assured.

TIANJIN SECURAY TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2006 AND 2005
Property and equipment
Property and equipment are recorded at cost and are stated net of accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the assets, as follows:

Building	20 years
Machinery	5 years
Office equipment	5 years
Vehicles	5 years
Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures, which significantly increase value or extend lives, are capitalized. Upon retirement or disposition of plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or expense.
Fair Value of Financial Instruments
Financial instruments of the Company are primarily comprised of cash, accounts receivable, accounts payable and accrued liabilities. At December 31, 2006, the carrying values approximated the fair values, due to the short term nature of these instruments.
Value Added Tax
The Company is subject to value added tax (VAT) imposed by PRC government. The output VAT is charged to Chinese customers who purchase products from the Company and the input VAT is paid when the Company purchases raw materials from its Chinese vendors. VAT rate is 17%. The input VAT can be offset against the output VAT. VAT payable or receivable balance presented on the Company’s balance sheets represents either the input VAT less than or larger than the output VAT. The debit balance represents a credit against future collection of output VAT.
Income Taxes
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is provided as offset the deferred tax assets to the extend that management concludes that it is more likely than not that these deferred tax assets would not be realized.
Comprehensive Income (Loss)
The Company adopted Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose

TIANJIN SECURAY TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2006 AND 2005
financial statements. The Company has chosen to report comprehensive income (loss) in the consolidated statements of operations and comprehensive income (loss). Comprehensive income (loss) is comprised of net income and all changes to shareholders’ equity except those due to investments by owners and distributions to owners.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of current events and actions that the company may undertake in the future, actual results could differ materially from those estimates.
NOTE 3- Going concern
In October 2006, the Board of Directors passed a resolution to liquidate the Company. As a result, the financial statements of year 2006 included adjustments that might result from liquidation.
NOTE 4- Cash and cash equivalents

	December 31,
	2006	2005
Cash on hand	$1,000	$1,000
Cash in bank	351,000	164,000

	$352,000	$165,000

NOTE 5-Accounts receivables

	December 31,
	2006	2005
Aegison	$—	$65,000
Others	2,000	2,000

	$2,000	$67,000

NOTE 6- Inventory

	December 31,
	2006	2005
Raw materials	$—	$52,000
Finished goods	—	13,000

	$—	$65,000

TIANJIN SECURAY TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2006 AND 2005
NOTE 7- Property and equipments

	December 31,
	2006	2005
Buildings	$181,000	$175,000
Machinery	—	3,000
Office equipments	—	46,000
Vehicles	—	124,000

	181,000	348,000

Accumulated depreciation	(17,000)	(37,000)

	$164,000	$311,000

NOTE 8- Intangible assets
The intangible assets represent the intellectual properties. The intellectual properties were invested by Tianjin Aegison Electronic Technology Co., Ltd in year 2004 when the Company was set up. According to the valuation report issued by Huayuan Appraisal Firm in April 2004, the appraised value of the intellectual properties was RMB7.84 million, including which RMB 4.57 million (equivalent approximately US$ 1 million) was recorded as the paid-in capital and the remaining RMB 3.27 million (equivalent US$ 395,000) was recorded as the additional paid-in capital. The intellectual properties were amortized with the straight line method over 10 years.

	December 31,
	2006	2005
Original value *	$1,004,000	$971,000

Accumulated amortization	(201,000)	(97,000)

	$803,000	$874,000

*	The slight difference between the original values for the years 2006 and 2005 was due to the differences on the exchange rates prevailing at the balance sheets’ dates.
NOTE 9- Taxes payable
According to the tax regulations in China, the sale of intellectual properties is subject to the business tax and surcharges. As described in Note 3, the Company is going through liquidation. As a result, although the sales transaction was incurred in January 2007, business tax and surcharges related to the transaction amounted to RMB600,000 (equivalent US$77,000) were recorded in 2006 financial statements.
NOTE 10- Related-party transactions
The Company sold security products to Aegison Corporation, the parent company of an investor, amounted to US$ 48,000 and US$ 71,000 for the year 2006 and 2005, respectively. The Company purchased raw materials from Aegison Corporation amounted to US$ 22,000 and US$ 63,000 for the year 2006 and 2005, respectively.

TIANJIN SECURAY TECHNOLOGY CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2006 AND 2005
NOTE 11- Commitment
As of December 31, 2006, there was no material commitment.
NOTE 12- Significant Transactions and subsequent events
In October 2006, the Company entered into an agreement with RAE KLH Technologies (Beijing) Co., Ltd. (“RAE KLH”, a subsidiary of RAE Systems Inc.) to sell the property and equipment of the Company to RAE KLH. The considerations for the buildings, vehicles and office equipments were RMB 1.5 million (equivalent US$ 192,000), RMB 415,000 (equivalent US$ 53,000) and RMB 310,000 (equivalent US$ 40,000), respectively. As of December 31, 2006, the Company has received RMB 1.5 million for the buildings. However, due to the fact that the ownership of the building had not been transferred to RAE KLH as of December 31, 2006, the received amount was recorded as a payable due to related-parties. The uncollected amounted of RMB725,000 (equivalent US$ 93,000) was recorded as an amount due from related-parties as of December 31, 2006.
In October 2006, the Company entered into an agreement with RAE Systems (Shanghai) Inc. (“RAE Shanghai”, a subsidiary of RAE Systems Inc.) to sell raw materials and machinery of the Company to RAE Shanghai. The considerations for the raw materials and machinery were RMB 1,401,000 (equivalent US$ 179,000) and RMB 19,000 (equivalent US$ 2,000), respectively. The transaction was completed and the payments were received in November 2006.
In January 2007, the Company entered into an agreement with RAE Systems Asia Limited (“RAE Asia”, a subsidiary of RAE Systems Inc.) to sell the intellectual properties to RAE Asia for RMB 12 million (equivalent US$ 1.5 million). Tax impact of this transaction was recorded in tax payable account at December 31, 2006.
As of the date of this report, the Company is in the process of liquidation.